                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                               CELLNET FUNDING, LLC
-------------------------------------------------------------------------------
                (Exact name of Registrant as specified in its charter)


               DELAWARE                                  94-3298620
    ---------------------------------            ----------------------------
(STATE OF INCORPORATION OR ORGANIZATION)       (IRS EMPLOYER IDENTIFICATION NO.)


                                  125 SHOREWAY ROAD
                                SAN CARLOS, CA   94070
                 (Address of principal executive offices) (Zip Code)

                                   ----------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]
     Securities Act registration statement file number to which this form relates: ............. (if applicable)



     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                         None



     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Convertible Preferred Securities
                      ---------------------------------------
                                 (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        Incorporated by reference to the information set forth under the caption "Description of Funding Preferred Securities" in the Registrant's Registration Statement on Form S-3 filed April 23, 1998 (Registration No. 333-50851) (the "Form S-3 Registration Statement").

ITEM 2.     EXHIBITS

     The following exhibits are filed as a part of this Registration Statement:

       EXHIBIT NO.:                  DESCRIPTION OF EXHIBITS
       ------------                  -----------------------
            *1:        Certificate of Incorporation of CellNet Data
                       Systems, Inc. filed on February 10, 1998.
           **2:        By-Laws of CellNet Data Systems, Inc.
          ***3:        Certificate of Formation of CellNet Funding, LLC
                       filed April 21, 1998 with the Secretary of State of
                       the State of Delaware.
         ****4:        Amended and Restated Limited Liability Company
                       Agreement of CellNet Funding, LLC, dated as of
                       April __, 1998.
        *****5:        Form of Guarantee Agreement, dated April __, 1998,
                       between CellNet Data Systems, Inc. and CellNet
                       Funding, LLC.
           + 6:        Form of Escrow and Security Agreement, dated April
                       __, 1998, among CellNet Data Systems, Inc., CellNet
                       Funding, LLC and The Bank of New York.
          ++ 7:        Form of Written Action of the Manager of CellNet
                       Funding, LLC, dated as of April __, 1998, with
                       respect to the terms of the ___% Exchangeable
                       Limited Liability Company Preferred Securities.
         +++ 8:        Form of Certificate of Designation, Rights and
                       Preferences of the Preferred Stock Mandatorily
                       Redeemable 2010 of CellNet Data Systems, Inc. filed
                       April __, 1998 with the Secretary of State of the
                       State of Delaware.
        ++++ 9:        Form of Preferred Stock of CellNet Data Systems,
                       Inc.
      +++++ 10:        Form of Preferred Security of CellNet Funding, LLC.

----------------------------
*        Incorporated by reference to Exhibit 4.1 of the Registration
         Statement.
**       Incorporated by reference to Exhibit 4.2 of the Registration
         Statement.
***      Incorporated by reference to Exhibit 4.3 of the Registration
         Statement.
****     Incorporated by reference to Exhibit 4.4 of the Registration
         Statement.
*****    Incorporated by reference to Exhibit 4.6 of the Registration
         Statement.
+        Incorporated by reference to Exhibit 4.7 of the Registration
         Statement.
++       Incorporated by reference to Exhibit 4.8 of the Registration
         Statement.
+++      Incorporated by reference to Exhibit 4.9 of the Registration
         Statement.
++++     Incorporated by reference to Exhibit 4.10 of the Registration
         Statement.
+++++    Incorporated by reference to Exhibit 4.11 of the Registration
         Statement.

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                                     SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   May 11, 1998               CellNet Funding, LLC

                                   By: CellNet Data Systems, Inc., its Manager
                                       -----------------------------------------

                                   By:  /s/ JOHN M. SEIDL
                                       -----------------------------------------
                                                   John M. Seidl
                                        Chairman of the Board, President and
                                             Chief Executive Officer